Exhibit 99.1

Synthesis Energy Systems Names DeLome Fair President of SES Technologies, LLC

HOUSTON, March 19, 2015 -- Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX), a global energy and gasification technology company enabling clean, high-value energy and chemical products from multiple feedstocks, today announced that Ms. DeLome Fair has been appointed President of the Company’s wholly owned subsidiary, SES Technologies, LLC. Ms. Fair, who joined the SES executive team as Senior Vice President, Gasification Technology in December 2014, will report to SES President and CEO, Robert W. Rigdon, in this new position.

Ms. Fair’s 25-year gasification career spans leadership positions with GE Energy and Chevron/Texaco. Prior to joining SES, Ms. Fair led GE Energy’s global team of 135 engineers in the U.S., India and China, as General Manager, Gasification & Process Systems Technology. In that post, she was responsible for engineering to GE’s global gasification business, including business development support, execution of customer orders, new product development, services, and project management. Previously, Ms. Fair’s expertise in gasification and IGCC technology led to her appointment as GE’s Chief Consulting Engineer for gasification. Her career has also included serving as Product Line Leader, Licensing Manager, and Technology Manager for gasification in both GE and Chevron/Texaco.

“Upon joining our team in December, DeLome took the lead of our technical teams in Houston and Shanghai and, more importantly, our global business development efforts. My fellow board members and I recognize her leadership and vast expertise in clean energy gasification, and the potential to help drive our business growth at the helm of SES Technologies,” said Mr. Rigdon. “DeLome has become an integral part of SES, and her presence is accelerating advancement of our pipeline of projects. In this capacity, she will be overseeing our joint venture for China, TSEC, and its select Asian markets and working to further our global strategic partner initiatives with GE and Midrex Technologies/Kobe Steel, as well as to propel our direct efforts around the world.”

SES Technologies, LLC is SES’ wholly owned subsidiary that is responsible for all technology-related orders, licensing, proprietary equipment supply and technical services globally, including 100% ownership of SES’ position in Jiangsu Tianwo SES Clean Energy Technologies (TSEC), its China joint venture with Suzhou Tianwo Science and Technology (TST) (Shenzhen listing code: 002564). The new appointment is reflective of SES’ intention to secure new partners for SES Technologies and fulfill orders and implement SES Gasification Systems, in addition to ongoing new business development efforts.

“I am honored to be charged with growing the company that holds what I consider to be the best gasification technology solution for many global regions that have massive energy demands and vast quantities of low-cost indigenous feedstock resources. To address this growing global need in a sustainable, environmentally beneficial way with proven technology is a very exciting opportunity,” said Ms. Fair. “I look forward to working closely with Robert, the SES leadership team, and our strategic partners to help China and other nations to replace old, outdated polluting coal technologies with SES clean energy gasification systems for Growth With Blue Skies.”

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the TSEC joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group

Investor Relations:

David Castaneda

Arsen Mugurdumov

414.351.9758

IR@synthesisenergy.com

Media Relations:

Susan Roush

747.222.7012

PR@synthesisenergy.com